UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2010, Dynex Capital, Inc. (the “Company”) redeemed all outstanding shares of the Company’s Series D 9.50% Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) through its conversion into common stock of the Company on a one-for-one basis (such redemption and conversion, the “Preferred Stock Redemption”).  The Company’s Articles of Incorporation provided that the terms of the board representatives of the holders of the Series D Preferred Stock, Leon A. Felman and Barry Igdaloff, would automatically end effective as of the date of the Preferred Stock Redemption.  Effective on the date of the redemption, the Board of Directors of the Company resolved to reduce temporarily the size of the Board from five directors to four directors, and to provide for Mr. Igdaloff to continue as a member of the Board of Directors.  Mr. Felman's term ended as of that date.

On November 3, 2010, the Board of Directors of the Company resolved to increase the size of the Board from four directors to five directors, and elected Michael R. Hughes as a director of the Company, effective immediately.  Mr. Hughes has been appointed as Chairman of the Compensation Committee and as a member of each of the Nominating and Corporate Governance Committee and Investment Committee.

Mr. Hughes will be entitled to the standard compensation provided to non-employee directors, as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 1, 2010.

There are no arrangements or understandings between Mr. Hughes and any other person pursuant to which he was elected as a director. Mr. Hughes is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.   Mr. Hughes is a limited partner in the Talkot Fund L.P. of which Mr. Thomas Akin, the Company’s Chairman and Chief Executive Officer, is the managing general partner.

Mr. Hughes is a Chartered Financial Analyst and President of the Board of Trustees of the Bentley School in Oakland, California.  Mr. Hughes was a partner and portfolio manager of the financial institution group of Osterweis Capital Management from 2005 through 2008.  From 1989 until 2005, Mr. Hughes was First Vice President of Merrill Lynch Financial Institutions Research, with responsibility for equity analysis of mortgage companies, mortgage REITs, consumer and commercial finance companies and government agencies, including Fannie Mae and Freddie Mac.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	November 9, 2010	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer